Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-271209) of Lufax Holding Ltd,

(2)

Registration Statement (Form S-8 No. 333-258286) pertaining to the Amended and Restated Phase I Share Incentive Plan, Amended and Restated Phase II Share Incentive Plan, and Amended and Restated 2019 Performance Share Unit Plan of Lufax Holding Ltd, and

(3)	Registration Statement (Form S-8 No. 333-271220) pertaining to the Amended and Restated Phase I Share Incentive Plan of Lufax Holding Ltd;

of our reports dated April 30, 2026, with respect to the consolidated financial statements of Lufax Holding Ltd and the effectiveness of internal control over financial reporting of Lufax Holding Ltd included in this Annual Report (Form 20-F) of Lufax Holding Ltd for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

April 30, 2026